Exhibit 10.5

FOURTH AMENDMENT TO

ADVERTISING AND PROMOTION AGREEMENT

This Fourth Amendment to Advertising and Promotion Agreement (the “Fourth Amendment”) between Yahoo! Inc. (“Yahoo”) and US SEARCH.com Inc. (“US SEARCH”), is entered into on August 1, 2002.

BACKGROUND

A.	Yahoo and US SEARCH executed an Advertising and Promotion Agreement on June 7, 1999 (the “Agreement”).

B.	The Agreement was amended three times on October 4, 2000, January 30, 2001 and May 17, 2002, respectively.

C.	Yahoo and US SEARCH wish to enter into this Fourth Amendment in order to amend various provisions in the Agreement.

AGREEMENT

The parties agree to amend the Agreement as follows:

Section 1. Definitions.

1.1	Defined Terms. Capitalized terms used in this Fourth Amendment and not otherwise defined in this Fourth Amendment will continue to have the meanings given to them in the Agreement.

Section 2. Amendments.

2.1	Amendments to Section 1. A revised definition of “Extended Term” is incorporated into the Agreement as follows:

“Extend Term” means the period between August 1, 2001 and August 31, 2002 for the purpose of this Fourth Amendment.

2.2	Amendment of Section 7. Section 7 of the Agreement is amended to add the following provision as 7.1(G):

During the Extended Term of this Fourth Amendment, Yahoo shall deliver at least 71 million Page Views.

2.3	Amendment of Section 8.1(B). Section 8.1(B) of the Agreement is deleted in its entirety and replaced with the following:

The parties agree during the Extended Term of the Agreement that US SEARCH shall pay to Yahoo a total amount of two hundred fifty thousand dollars ($250,000) for the month of August 2002 (“Additional Payment”).

Payment shall be made within five (5) business days of signing this amendment.

Section 3. Miscellaneous.

3.1	Execution of Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together will constitute a single instrument. Execution and delivery of this Fourth Amendment may be evidenced by facsimile transmission.

3.2	Entire Agreement. This Fourth Amendment constitutes the entire agreement between Yahoo and US SEARCH with respect to the subject matter of this Fourth Amendment, and there are no representations, understandings or agreements relating to the subject matter of this Fourth Amendment that are not fully expressed in this Fourth Amendment. Except as specifically amended by this Fourth Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

3.3	Order of Precedence. In the event the terms and conditions of this Agreement as amended conflict with the terms and conditions of any Exhibit attached hereto and made a part hereof, the terms and condition of this Agreement as amended shall take precedence.

3.4	Right of First Negotiation. The Parties agree to negotiate in good faith for sixty (60) days (commencing on the date this Fourth Amendment is signed) to extend US Search’s integration within Yahoo People Search beyond the termination date of this Agreement. During such period, Yahoo will negotiate with no other third parties.

The parties have caused this Fourth Amendment to Advertising and Promotion Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.	US SEARCH.com, INC.

By:	By:

Name:	Name:

Title:	Title:

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